CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, par value $0.0001 per share	13,800,000	$19.12	$263,856,000	$30,661

(1)	Estimated solely for purposes of calculating the amount of the registration fee. In accordance with Rule 457(c) and Rule 457(r) of the Securities Act of 1933, as amended, the price shown is the average of the high and low selling prices of the common stock on March 6, 2015, as reported on The NASDAQ Global Select Market.

Filed Pursuant to Rule 424(b)(7)
Registration No. 333-202545

PROSPECTUS SUPPLEMENT

(to Prospectus Dated March 6, 2015)

12,000,000 Shares

Common Stock

The selling stockholders identified in this prospectus supplement are selling 12,000,000 shares of our common stock. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “EIGI.” The last reported sale price of the common stock on March 6, 2015 was $19.20 per share.

The underwriter has agreed to purchase the shares of common stock from the selling stockholders at a price of $19.00 per share, which will result in $228.0 million of proceeds to the selling stockholders before expenses. The underwriter may offer the shares of common stock in transactions on The NASDAQ Global Select Market, in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices. The underwriter has a one-day option to purchase up to 1,800,000 additional shares of common stock from the selling stockholders at a price of $19.00 per share. See “Underwriting.”

Investing in our common stock involves significant risks. See “Risk Factors” on page S-3 and in the documents incorporated by reference in this prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares against payment in New York, New York on March 11, 2015.

Credit Suisse

The date of this prospectus supplement is March 6, 2015.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS	1

RISK FACTORS	2

WHERE YOU CAN FIND MORE INFORMATION	3

INCORPORATION BY REFERENCE	3

FORWARD-LOOKING STATEMENTS	4

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.	5

USE OF PROCEEDS	6

DESCRIPTION OF CAPITAL STOCK	7

SELLING STOCKHOLDERS	14

PLAN OF DISTRIBUTION	15

LEGAL MATTERS	17

EXPERTS	17

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of shares of common stock and adds to and supplements information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, including the documents incorporated by reference, contains a description of our capital stock and gives more general information, some of which may not apply to the shares of common stock offered hereby.

We are responsible for the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any related free writing prospectus filed by us with the Securities and Exchange Commission, or the SEC. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. None of our company, the selling stockholders, nor the underwriter has authorized any other person to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

None of our company, the selling stockholders, nor the underwriter is making an offer of any securities other than the registered securities to which this prospectus supplement and the accompanying prospectus relate, nor are we, any selling stockholder or the underwriter making an offer to sell or soliciting an offer to buy the shares of common stock in any jurisdiction where an offer or sale is not permitted.

Unless the context otherwise indicates, references in this prospectus to “we,” “our” and “us” refer, collectively, to Endurance International Group Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries.

i

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of historical fact, incorporated by reference in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The words “may,” “believe,” “predict,” “potential,” “continue,” “could,” “should,” “contemplate,” “can,” “estimate,” “intend,” “would,” “project,” “seek,” “target,” “anticipate,” “might,” “plan,” “expect” and similar expressions or the negative of such words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make as a result of a number of important factors. These important factors include our “critical accounting policies and estimates” described in Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” of our most recent Annual Report on Form 10-K and the risk factors set forth in our filings with the SEC that are incorporated by reference herein, including the risk factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and the factors set forth under the caption “Risk Factors” in this prospectus supplement. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, and we expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of any new information, events, circumstances or otherwise.

ii

SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus supplement. This summary does not contain all of the information that you should consider before investing in our common stock. You should read carefully the entire prospectus supplement and the documents incorporated by reference, especially the risks of investing in our common stock discussed under “Risk Factors.” You should also carefully read the information incorporated by reference in this prospectus supplement, including our financial statements and the exhibits to the registration statement of which this prospectus supplement is a part.

Endurance International Group Holdings, Inc.

We are a leading provider of cloud-based platform solutions designed to help small and medium-sized businesses, or SMBs, succeed online. Leveraging our proprietary technology platform, we serve approximately 4.1 million subscribers globally with a comprehensive and integrated suite of over 150 products and services that help SMBs get online, get found and grow their businesses. The products and services available on our platform include domains, website builders, web hosting, email, security, storage, site backup, search engine optimization and search engine marketing, social media services, website analytics, mobile device tools and productivity and e-commerce solutions.

Our principal executive offices are located at 10 Corporate Drive, Burlington, Massachusetts 01803. Our telephone number at that address is (781) 852-3200, and our Internet address is http://www.endurance.com. The information on our website is not incorporated by reference in this prospectus supplement, and you should not consider it to be a part of this document. Our Internet address is included as an inactive textual reference only.

The Offering

Common stock offered by the selling stockholders	12,000,000 shares

Common stock to be outstanding after this offering	132,371,246 shares

Option to purchase additional shares of common stock from the selling stockholders	The underwriter has been granted a one-day option to purchase up to 1,800,000 additional shares of our common stock from the selling stockholders at the price at which the underwriter will purchase the shares from the selling stockholders in this offering.

Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the selling stockholders, including any sale of shares of common stock if the underwriter exercises its option to purchase additional shares of common stock from the selling stockholders.

Risk factors	See “Risk Factors” on page S-3 of this prospectus supplement and other information included in or incorporated by reference in this prospectus supplement, including the section entitled “Risk Factors” beginning on page 14 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on February 27, 2015, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

NASDAQ Global Select Market symbol	EIGI

The number of shares of our common stock to be outstanding after this offering is based on 132,371,246 shares of our common stock outstanding as of February 27, 2015, including 1,342,466 shares of common stock subject to vesting pursuant to restricted stock awards outstanding as of such date, and excludes as of such date:

•	5,452,493 shares issuable upon exercise of outstanding stock options at a weighted average exercise price of $12.12 per share;

•	1,013,342 shares issuable pursuant to outstanding restricted stock units; and

•	11,099,194 shares reserved for future issuance under our equity compensation plans.

Except as otherwise noted, we have presented the information in this prospectus supplement:

•	assuming no exercise of outstanding stock options described above; and

•	assuming no exercise by the underwriter of its option to purchase additional shares of common stock from the selling stockholders.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 27, 2015, and is incorporated by reference in this prospectus supplement, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties described in this prospectus supplement, the accompanying prospects and the documents incorporated by reference herein and therein are not the only risks we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. For more information, see “Where You Can Find More Information.”

Risks Related to this Offering and Ownership of Our Common Stock

Our stock price may be volatile, and the value of an investment in our common stock may decline.

The trading price of our common stock has been, and is likely to continue to be, highly volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Since shares of our common stock were sold in our initial public offering in October 2013 at a price of $12.00 per share, through March 6, 2015, our common stock’s trading price has ranged from $10.41 to $20.45. In addition to the factors discussed in this “Risk Factors” section, factors that may cause volatility in our share price include:

•	price and volume fluctuations in the overall stock market from time to time;

•	volatility in the market price and trading volume of comparable companies;

•	actual or anticipated changes in our earnings or fluctuations in our operating results or in the expectations of securities analysts;

•	announcements of technological innovations, new products, strategic alliances, or significant agreements by us or by our competitors;

•	litigation involving us;

•	investors’ general perception of us;

•	actual or anticipated changes in our growth rate relative to that of our competitors;

•	changes in general economic, industry and market conditions and trends; and

•	recruitment or departure of key personnel.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Because of the potential volatility of our stock price, we may become the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources from our business, which could harm our business.

If securities or industry analysts cease publishing research or reports about us, our business or our market, or if they publish negative reports about our stock, the price of our stock and trading volume could decline.

The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about our company. If one or more of such analysts downgrade our common stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of the analysts covering us fail to publish reports on us regularly, demand for our common stock could decrease, which could cause our stock price and trading volume to decline.

Future sales of our common stock in the public market could cause our stock price to decline.

Upon completion of this offering, based on our shares outstanding as of February 27, 2015, we will have 132,371,246 shares of common stock outstanding. The shares of common stock outstanding generally are freely tradable, except to the extent they are restricted or control securities subject to the limitations on sale of Rule 144 under the Securities Act. In addition, assuming no exercise of the underwriter’s option to purchase additional shares of common stock from the selling stockholders, 76,365,772 of these shares will be restricted as a result of lock-up agreements with our directors and executive officers and the selling stockholders that will restrict transfers for 60 days after the date of this prospectus supplement, subject to certain exceptions. The underwriter may, in its sole discretion, release all or some portion of the shares subject to lock-up agreements prior to expiration of the lock-up period. Sales of a substantial number of shares of our common stock could cause our stock price to decline.

Insiders will continue to have substantial control over us after this offering, which could limit your ability to influence the outcome of key transactions, including a change of control.

After this offering, based on our shares outstanding as of February 27, 2015, our directors and executive officers and their affiliates will beneficially own, in the aggregate, 56.8% of our outstanding common stock, assuming no exercise of the underwriter’s option to purchase additional shares of common stock from the selling stockholders. Specifically, after this offering, investment funds and entities affiliated with Warburg Pincus will own, in the aggregate, 36.9% of our outstanding common stock, and investment funds and entities affiliated with Goldman Sachs, will own, in the aggregate, approximately 11.9% of our outstanding common stock, after this offering, assuming no exercise of the underwriter’s option to purchase additional shares of common stock from the selling stockholders. As a result, these stockholders, if they act together, could have significant influence over the outcome of matters submitted to our stockholders for approval. Our stockholders agreement contains agreements among the parties with respect to certain matters, including the election of directors, and certain restrictions on our ability to effect specified corporate transactions. If these stockholders were to act together, they could have significant influence over the management and affairs of our company. This concentration of ownership may have the effect of delaying or preventing a change in control of our company and might affect the market price of our common stock. In particular, the significant ownership interest of investment funds and entities affiliated with either Warburg Pincus or Goldman Sachs in our common stock could adversely affect investors’ perceptions of our corporate governance practices.

Some of these persons or entities may have interests different than yours. For example, because many of these stockholders purchased their shares at prices substantially below the price at which shares are being sold in this offering and have held their shares for a longer period, they may be more interested in selling our company to an acquirer than other investors or may want us to pursue strategies that deviate from the interests of other stockholders.

Because we do not expect to pay any dividends on our common stock for the foreseeable future, investors in this offering may never receive a return on their investment.

You should not rely on an investment in our common stock to provide dividend income. We do not anticipate that we will pay any cash dividends to holders of our common stock in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our existing operations. In addition, our ability to pay cash dividends is currently limited by the terms of our credit facility, which prohibits our payment of dividends on our capital stock without prior consent, and any future credit facility may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment. As a result, investors seeking cash dividends should not purchase our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares offered by this prospectus supplement and the accompanying prospectus. The selling stockholders identified in this prospectus supplement will pay any underwriting discounts and commissions and transfer taxes incurred by the selling stockholders in disposing of the shares of common stock. We will pay all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus supplement, including, without limitation, all registration and filing fees, fees and expenses of our counsel and accountants and fees and expenses of the selling stockholders’ counsel and accountants.

PRICE RANGE OF COMMON STOCK

Our common stock has been listed on The NASDAQ Global Select Market under the symbol “EIGI” since October 25, 2013. Prior to that date, there was no public market for our common stock. The following table sets forth, for the quarterly periods indicated, the high and low intraday sale price per share of our common stock as reported on The NASDAQ Global Select Market:

	High	Low
Year ended December 31, 2013
Fourth Quarter (beginning October 25, 2013)	$14.85	$10.41

Year ended December 31, 2014
First Quarter	$16.33	$10.98
Second Quarter	$16.09	$11.67
Third Quarter	$17.00	$12.17
Fourth Quarter	$19.09	$14.02

Year ended December 31, 2015
First Quarter (through March 6, 2015)	$20.45	$15.92

On March 6, 2015, the last sale price of our common stock, as reported on The NASDAQ Global Select Market, was $19.20 per share. As of February 27, 2015, we had 72 holders of record of our common stock. The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

DIVIDEND POLICY

We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare dividends will be subject to the discretion of our board of directors and applicable law and will depend on various factors, including our results of operations, financial condition, prospects and any other factors deemed relevant by our board of directors. Our credit agreements limit our ability to pay cash dividends on our common stock, and the terms of any future loan agreement into which we may enter or any additional debt securities we may issue are likely to contain similar restrictions on the payment of dividends.

On April 20, 2012, we paid a $6.0 million accrued dividend in connection with the redemption of preferred shares of a subsidiary. On November 9, 2012, we paid a dividend in the aggregate amount of $300.0 million, including $194.3 million and $62.6 million paid to investment funds and entities affiliated with either Warburg Pincus or Goldman Sachs, respectively.

We do not currently intend to declare or pay any similar special dividends in the foreseeable future.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2014. You should read this table together with the financial statements and related notes and the other financial information incorporated by reference in this prospectus supplement. All data in the following table are in thousands, except share and per share data.

As of December 31, 2014

Cash and cash equivalents	$32,379

Current and long-term debt	1,086,875
Stockholders’ equity:
Preferred Stock, par value $0.0001; 5,000,000 shares authorized, no shares issued or outstanding	—
Common Stock, par value $0.0001; 500,000,000 shares authorized, 132,413,547 and 132,368,767 issued and outstanding	14
Additional paid-in capital	816,591
Accumulated other comprehensive loss	(517)
Accumulated deficit	(641,592)

Total stockholders’ equity	174,496

Total cash and cash equivalents and capitalization	$1,293,750

The number of shares of common stock reflected in the table above is based on 132,368,767 shares of our common stock outstanding as of December 31, 2014, including 1,454,434 shares of common stock subject to vesting pursuant to restricted stock awards outstanding as of such date, and excludes as of such date:

•	5,407,959 shares issuable upon exercise of outstanding stock options at a weighted average exercise price of $12.07 per share;

•	1,013,342 shares issuable pursuant to outstanding restricted stock units; and

•	11,161,682 shares reserved for future issuance under our equity compensation plans.

SELLING STOCKHOLDERS

The following table sets forth the beneficial ownership of our common stock as of February 27, 2015, on an actual basis and as adjusted to reflect the sale of common stock by the selling stockholders in this offering, for each of the selling stockholders.

The percentage ownership information shown in the table prior to this offering is based upon 132,371,246 shares of common stock outstanding as of February 27, 2015. The percentage ownership information shown in the table after this offering is based upon 132,371,246 shares of common stock outstanding after this offering, assuming (i) the sale of an aggregate of 12,000,000 shares of our common stock by the selling stockholders in this offering assuming no exercise of the underwriter’s option to purchase up to 1,800,000 shares of common stock from the selling stockholders, and (ii) the sale of an aggregate of 13,800,000 shares of common stock by the selling stockholders in this offering assuming the exercise in full of the underwriter’s option to purchase up to 1,800,000 shares of common stock from the selling stockholders.

The information in the table below with respect to each selling stockholder has been obtained from each selling stockholder. When we refer to the “selling stockholders” in this prospectus supplement, we mean the selling stockholders listed in the table below as offering shares, as well as each selling stockholder’s respective pledgees, donees, assignees, transferees and other successors-in-interest and others who may hold any of such selling stockholder’s interest.

The number of shares beneficially owned by each stockholder is determined under rules of the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days after February 27, 2015 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is c/o Endurance International Group Holdings, Inc., 10 Corporate Drive, Suite 300, Burlington, Massachusetts 01803. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

For information about certain material relationships between us and the selling stockholders, see “Certain Relationships and Related Party Transactions.”

Name of Selling Stockholder	Shares Beneficially Owned Prior to this Offering		Shares Offered		Shares Beneficially Owned After this Offering Assuming No Exercise of Underwriter’s Option		Shares Subject to Underwriter’s Option		Shares Beneficially Owned After this Offering Assuming Full Exercise of Underwriter’s Option
	Number	Percentage			Number	Percentage			Number	Percentage
Investment funds and entities affiliated with Warburg Pincus(1)	56,766,042	42.88%	7,885,292	(7)	48,880,750	36.93%	1,182,794	(8)	47,697,956	36.03%
Investment funds and entities affiliated with Goldman Sachs(2)	18,301,972	13.83%	2,542,268	(9)	15,759,704	11.91%	381,340	(10)	15,378,364	11.62%
Hari Ravichandran(3)	9,163,247	6.84%	1,296,110		7,867,137	5.87%	194,416		7,672,721	5.73%
Thomas Gorny(4)	2,516,096	1.90%	145,000	(11)	2,371,096	1.79%	21,750	(12)	2,349,346	1.77%
Tivanka Ellawala(5)	431,409	*	17,391		414,018	*	2,609		411,409	*
Other employees as a group (5 persons)(6)	1,304,688	*	113,939		1,190,749	*	17,091		1,173,658	*

(1)

Consists of (i) 40,504,409 shares of our common stock owned by Warburg Pincus Private Equity X, L.P., a Delaware limited partnership (“WP X”); (ii) 1,295,806 shares of our common stock owned by Warburg Pincus X Partners, L.P., a Delaware limited partnership (“WP X Partners” together with WP X, the “WP X Funds”); and (iii) 14,965,827 shares of our common stock owned by WP Expedition Co-Invest L.P., a Delaware limited partnership (“WP Co-Invest”). Warburg Pincus X, L.P., a Delaware limited partnership (“WP X LP”), is the general partner of the WP X Funds. Warburg Pincus X GP L.P., a Delaware limited partnership (“WP X GP”), is the general partner of WP X LP. WPP GP LLC, a Delaware limited liability company (“WPP GP”) is the general partner of WP X GP. Warburg Pincus Partners L.P., a Delaware limited partnership (“WP Partners”), is the managing member of WPP GP and the general partner of WP Co-Invest. Warburg Pincus Partners GP LLC, a Delaware limited liability company (“WP Partners GP”) is the general partner of WP Partners. Warburg Pincus & Co., a New York general partnership, (“WP”), is the managing member of WP Partners GP. Warburg Pincus LLC, a New York limited liability company (“WP LLC”), is the manager of WP X. Charles R. Kaye and Joseph P. Landy are each Managing General Partners of WP and Managing Members and Co-Chief

Executive Officers of WP LLC and may be deemed to control the Warburg Pincus entities. Messrs. Kaye and Landy disclaim beneficial ownership of all shares held by the Warburg Pincus entities. Except as otherwise indicated, the business address of the Warburg Pincus entities is c/o Warburg Pincus, 450 Lexington Avenue, New York, New York 10017.
(2)	Consists of (i) 7,921,762 shares of our common stock owned by GS Capital Partners VI Fund, L.P., a Delaware limited partnership; (ii) 6,589,044 shares of our common stock owned by GS Capital Partners VI Offshore Fund, L.P., a Cayman Islands exempted limited partnership; (iii) 2,178,350 shares of our common stock owned by GS Capital Partners VI Parallel, L.P., a Delaware limited partnership; (iv) 281,539 shares of our common stock owned by GS Capital Partners VI GmbH & Co. KG, a German limited partnership; (v) 635,965 shares of our common stock owned by Bridge Street 2011, L.P., a Delaware limited partnership; (vi) 279,121 shares of our common stock owned by Bridge Street 2011 Offshore, L.P., a Cayman Islands exempted limited partnership; (vii) 415,948 shares of our common stock owned by MBD 2011 Holdings, L.P., a Cayman Islands exempted limited partnership; and (viii) 243 shares of our common stock owned by Goldman, Sachs & Co. (“GS”, and collectively, the “GS Entities”). GS is a direct and indirect wholly owned subsidiary of The Goldman Sachs Group, Inc. (“GSG”). Each of the GS Entities has represented to us that (i) it acquired its securities as investments, (ii) it purchased the securities to be sold in this offering in the ordinary course of business, and (iii) at the time of purchase, it had no plans or proposals to distribute the securities. The GS Entities, of which affiliates of GSG are the general partner, managing general partner or investment manager, share voting and investment power with certain of its respective affiliates. All voting and investment decisions for the GS Entities are made by the Merchant Banking Division Corporate Investment Committee of GS, which is currently comprised of Richard A. Friedman, Joseph H. Gleberman, Thomas G. Connolly, John F. Daly, Joseph P. DiSabato, Elizabeth C. Fascitelli, Bradley J. Gross, Martin A. Hintze, Stephanie Hui, Adrian M. Jones, Michael E. Koester, Scott Lebovitz, Sanjeev Mehra, Kenneth A. Pontarelli, Sumit Rajpal, James H. Reynolds, Ankur Sahu and Andrew E. Wolff, through voting by the committee members. The business address of the GS Entities is c/o Goldman, Sachs & Co., 200 West Street, New York, New York 10282.
(3)	Mr. Ravichandran owns directly 4,866,844 shares of common stock. Caitlin Ravichandran, Mr. Ravichandran’s wife, is the Manager of the Ravichandran Family LLC, of which Mr. Ravichandran owns 90 common units, or 90%. The Ravichandran 2011 Family Trust, an irrevocable trust established by Mr. Ravichandran for his children and more remote issue as part of his estate plan, owns the remaining 10 common units, or 10%, of the Ravichandran Family LLC. Mrs. Ravichandran and Vidya Ravichandran, Mr. Ravichandran’s sister, are the trustees of the Ravichandran 2011 Family Trust. As a result, Mr. Ravichandran may have voting and investment control over, and may be deemed the beneficial owner of, 1,767,747 shares of common stock owned by the Ravichandran Family LLC. In addition, Mr. Ravichandran is also the grantor and trustee of HKR Grantor Retained Annuity Trust of 2014 and The Hari Ravichandran 2013 Grantor Retained Annuity Trust and the grantor of the 2013 Ravichandran Family GST Trust, an irrevocable trust established by Mr. Ravichandran for his children and more remote issue as part of his estate plan (together with HKR Grantor Retained Annuity Trust of 2014 and The Hari Ravichandran 2013 Grantor Retained Annuity Trust, the “Ravichandran Trusts”). As a result, Mr. Ravichandran may have voting and investment control over, and may be deemed to be the beneficial owner of, an aggregate of 904,659 shares of common stock owned by the Ravichandran Trusts. The number of shares beneficially owned by Mr. Ravichandran includes 1,623,997 shares of common stock underlying restricted stock units and options that have vested as of February 27, 2015 or will become vested within 60 days after such date. Mr. Ravichandran is a founder of our company, has served as a director of our company periodically since its inception and continuously since 2007, as our president since December 2009 and as our president and chief executive officer since March 2011. In this offering, Mr. Ravichandran is only selling shares of common stock owned directly by him.
(4)	Mr. Gorny owns directly 17,222 shares of common stock. Mr. Gorny is the grantor and trustee of The Thomas and Aviva Gorny Family Trust and the grantor of each of The Thomas and Aviva Gorny Irrevocable Trust and The Gorny 2013 Irrevocable Trust (collectively, the “Gorny Trusts”). As a result, Mr. Gorny may have voting and investment control over, and may be deemed to be the beneficial owner of, an aggregate of 2,469,532 shares of common stock owned by the Gorny Trusts. Mr. Gorny has served as a director of our Company since 2007. The number of shares beneficially owned by Mr. Gorny includes 29,342 shares of common stock underlying options that have vested as of February 27, 2015 or will become vested within 60 days after such date. In this offering, only The Thomas and Aviva Gorny Family Trust is selling shares of common stock owned by such trust. No shares of common stock are being sold by Mr. Gorny, The Thomas and Aviva Gorny Irrevocable Trust or The Gorny 2013 Irrevocable Trust.
(5)	Mr. Ellawala has served as our chief financial officer since December 2012. The number of shares beneficially owned by Mr. Ellawala includes 83,148 shares of common stock underlying options that have vested as of February 27, 2015 or will become vested within 60 days after such date.
(6)	The number of shares beneficially owned by these employees includes 287,426 shares of common stock underlying options that have vested as of February 27, 2015 or will become vested within 60 days after such date.
(7)	WP X is offering 5,626,412 shares of our common stock, WP X Partners is offering 179,998 shares of our common stock and WP Co-Invest is offering 2,078,882 shares of our common stock in this offering.
(8)	843,961 shares of our common stock owned by WP X are subject to the underwriter’s option, 27,000 shares of our common stock owned by WP X Partners are subject to the underwriter’s option and 311,833 shares of our common stock owned by WP Co-Invest are subject to the underwriter’s option.
(9)	GS Capital Partners VI Fund, L.P. is offering 1,100,401 shares of our common stock, GS Capital Partners VI Offshore Fund, L.P. is offering 915,275 shares of our common stock, GS Capital Partners VI Parallel, L.P. is offering 302,592 shares of our common stock, GS Capital Partners VI GmbH & Co. KG is offering 39,108 shares of our common stock, Bridge Street 2011, L.P. is offering 88,341 shares of our common stock, Bridge Street 2011 Offshore, L.P. is offering 38,772 shares of our common stock and MBD 2011 Holdings, L.P. is offering 57,779 shares of our common stock in this offering.
(10)

165,060 shares of our common stock owned by GS Capital Partners VI Fund, L.P. are subject to the underwriter’s option, 137,291 shares of our common stock owned by GS Capital Partners VI Offshore Fund, L.P. are subject to the underwriter’s option, 45,389 shares of our common stock owned by GS Capital Partners VI Parallel, L.P. are subject to the underwriter’s option, 5,866 shares of our common stock owned by GS Capital Partners VI GmbH & Co. KG are subject to the underwriter’s option, 13,251 shares of our common stock owned by Bridge Street 2011, L.P. are subject to the underwriter’s option, 5,816 shares of our common stock owned by Bridge Street 2011 Offshore, L.P. are subject to the underwriter’s option and 8,667 shares of our common stock owned by MBD 2011 Holdings, L.P. are subject to the underwriter’s option.
(11)	The Thomas and Aviva Gorny Family Trust is offering 145,000 shares of our common stock in this offering.
(12)	21,750 shares of our common stock owned by The Thomas and Aviva Gorny Family Trust are subject to the underwriter’s option.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain executive officers and directors who are selling stockholders in this offering invested in our company through a rollover of previously-held equity interests in our company. Giving effect to our corporate reorganization as a corporation in 2013, such equity interests represent the following numbers of shares of common stock:

Name	Shares
Hari Ravichandran(1)	2,715,600
Thomas Gorny(2)	2,843,559
David Bryson	189,570

(1)	Includes shares owned by Mr. Ravichandran and the Ravichandran Family LLC. Mr. Ravichandran directly owns 90 common units of the Ravichandran Family LLC, of which Caitlin Ravichandran, Mr. Ravichandran’s wife, is the Manager. The remaining 10 common units of the Ravichandran Family LLC are owned by the Ravichandran 2011 Family Trust, an irrevocable trust Mr. Ravichandran established for his children and more remote issue as part of his estate plan. Mrs. Ravichandran and Vidya Ravichandran, Mr. Ravichandran’s sister, are the trustees of the Ravichandran 2011 Family Trust. Mr. Ravichandran is prohibited from serving as a trustee of the Ravichandran 2011 Family Trust and disclaims beneficial ownership of all the Ravichandran Family LLC common units owned by the Ravichandran 2011 Family Trust.
(2)	Includes shares owned by Aviva Gorny Grantor Annuity Trust, Thomas and Aviva Gorny Family Trust, and Thomas and Aviva Gorny Irrevocable Trust, of which Mr. Gorny is a co-trustee. None of these shares are directly owned by Mr. Gorny.

On April 20, 2012, EIG Investors Corp., our wholly owned subsidiary, redeemed all of its issued and outstanding shares of series E preferred stock for $150.0 million and paid a $6.0 million accrued dividend to Endurance International Group Holdings, LLC, the sole holder of such shares. Concurrent with the redemption, Endurance International Group Holdings, LLC redeemed all of its series E units, some of which were held by Thomas Gorny, a selling stockholder in this offering, as set forth below:

Name	Dividend Amount
Thomas Gorny(1)	$16,182,170

(1)	Includes amounts paid in redemption of shares owned by Aviva Gorny Grantor Annuity Trust, Thomas and Aviva Gorny Family Trust, and Thomas and Aviva Gorny Irrevocable Trust, of which Mr. Gorny is a co-trustee.

In November 2012, we paid a dividend of $300.0 million, which included payments to certain of our current executive officers, directors and 5% stockholders who are selling stockholders in this offering, as set forth below:

Name	Dividend Amount
Hari Ravichandran(1)	$16,216,445
Thomas Gorny(2)	$8,541,505
David Bryson	$747,381
Ronald LaSalvia	$206,420
John Mone	$192,184
Investment funds and entities affiliated with Warburg Pincus	$194,281,837
Investment funds and entities affiliated with Goldman Sachs	$62,637,703

(1)

Includes dividends on shares owned by Mr. Ravichandran and the Ravichandran Family LLC. Mr. Ravichandran directly owns 90 common units of the Ravichandran Family LLC, of which Caitlin Ravichandran, Mr. Ravichandran’s wife, is the Manager. The remaining 10 common units of the Ravichandran Family LLC are owned by the Ravichandran 2011 Family Trust, an irrevocable trust Mr.

Ravichandran established for his children and more remote issue as part of his estate plan. Mrs. Ravichandran and Vidya Ravichandran, Mr. Ravichandran’s sister, are the trustees of the Ravichandran 2011 Family Trust. Mr. Ravichandran is prohibited from serving as a trustee of the Ravichandran 2011 Family Trust and disclaims beneficial ownership of all the Ravichandran Family LLC common units owned by the Ravichandran 2011 Family Trust.
(2)	Includes dividends on shares owned by Aviva Gorny Grantor Annuity Trust, Thomas and Aviva Gorny Family Trust, and Thomas and Aviva Gorny Irrevocable Trust, of which Mr. Gorny is a co-trustee.

Commercial Arrangements With Related Parties

Tregaron India Holdings, LLC, or Tregaron Holdings, provides us with a range of India-based outsourced services, including email- and chat-based customer and technical support, billing support, compliance monitoring, domain registrar support, marketing support, network monitoring, engineering and development support and web design and web building services. Certain of these services are provided to us by Tregaron Holdings through its affiliates, including Diya Systems (Mangalore) Private Limited, or Diya, Glowtouch Technologies Pvt. Ltd, or Glowtouch, and Touch Web Designs, LLC, or Touch Web.

Diya Systems (Mangalore) Private Limited, or Diya, and Glowtouch Technologies Pvt. Ltd., or Glowtouch, provide us a range of India-based outsourced services, including email- and chat-based customer and technical support, billing support, compliance monitoring, domain registrar support, network monitoring and engineering and development support, as well as associated office space and related services.

In 2012, Glowtouch facilitated the acquisition of our HostGator India business by purchasing the HostGator India operations on our behalf while our Indian subsidiary was being formed. In April 2013, Glowtouch transferred the HostGator India operations to our newly formed Indian subsidiary, Endurance Web Solutions Private Limited. Since that time, Glowtouch and Diya have staffed and operated our HostGator India business on an outsourced basis by providing us with support, billing, marketing, human resources, recruiting, operations, social media and web development services, as well as electricity and bandwidth. Diya also leases office space to us for our HostGator India operations pursuant to a deed of lease which extends through March 31, 2022, although we may terminate the lease early subject to payment of specified termination fees. Currently, rent under the lease is approximately $24,000 per month based on current exchange rates and increases by 5% annually through the end of the term.

In 2012 and 2013, we recorded expenses of $6.4 million and $6.8 million, respectively, for the services provided to us by Diya and Glowtouch. In 2014, we recorded expenses of $10.4 million for the services provided to us and office space leased to us by Tregaron Holdings and its affiliates.

Since December 2011, we have purchased web design and web-building services from Touch Web. In 2012, 2013 and 2014, we recorded expenses of $0.4 million, $0.5 million and $0.6 million, respectively, for services provided to us by Touch Web. Vidya Ravichandran, Mr. Ravichandran’s sister, is president of Tregaron Holdings and Touch Web.

Vidya Ravichandran and Indira Ravichandran, Mr. Ravichandran’s sister and mother, respectively, are majority owners of Tregaron Holdings. Prior to April 30, 2012, they held approximately 50% of the equity interests in Tregaron Holdings. Dr. V. Ravichandran, Mr. Ravichandran’s father, is chief executive officer of both Diya and Glowtouch.

Interactive Business Services, LLC, or IBS, provides website security products that we and IBS offer to our customer base. Mr. Ravichandran indirectly own IBS, together with one of our directors and a business partner of that director. Under our current agreement with IBS, we pay IBS $675,000 per year for specified website security products provided to our customers and an additional monthly fee of $20,000. Our obligation to pay the additional monthly fee will terminate upon the achievement of specified conditions by us or IBS. The agreement also involves revenue share arrangements between the parties, a minimum sales commitment by IBS and an agreement by us to use IBS as the exclusive external sales organization for a designated set of website security products for our major U.S. operated brands. The agreement has an initial term of five years ending in November 2019, although we may terminate it early subject to payment of specified termination fees. We may also terminate the agreement without penalty if IBS does not meet its minimum sales commitment for specified periods or in certain other specified circumstances. In 2012, 2013 and 2014, we recorded expenses of $2.2, $3.0 and $5.4 million in connection with our relationship with IBS.

During 2013, Unitedweb Holdings, LLC, a company controlled by Mr. Gorny and a former executive officer of our company, held $8.0 million of our indebtedness under our second lien term loan facility, which bore interest at a LIBOR-based rate of 10.25% as of September 30, 2013. In November 2013, we repaid our second lien term loan facility in full.

See “Description of Capital Stock—Registration Rights Agreement” in the accompanying prospectus and “Description of Capital Stock—Stockholders Agreement” in the accompanying prospectus for more information regarding certain of our stockholders rights to register the sale of shares of our common stock under specified circumstances.

Loans to Executive Officers

In September 2012, we loaned $300,000 to David C. Bryson, our chief legal officer. The loan accrued interest at a rate of 0.21% per annum, compounded annually. The loan was secured by any equity interest in our company then or later owned by Mr. Bryson. We waived Mr. Bryson’s obligation to repay this loan that otherwise would have been required in connection with our November 2012 dividend. Mr. Bryson repaid this loan in full in July 2013.

MATERIAL U.S. TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF COMMON STOCK

The following is a general discussion of material U.S. federal income and estate tax considerations relating to ownership and disposition of our common stock by a non-U.S. holder. For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner (other than a partnership or other pass-through entity) of our common stock that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or if the trust has a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change could alter the tax consequences to non-U.S. holders described in this prospectus supplement. In addition, the Internal Revenue Service, or the IRS, could challenge one or more of the tax consequences described in this prospectus supplement.

We assume in this discussion that each non-U.S. holder holds shares of our common stock as a capital asset (generally, property held for investment). This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address the alternative minimum tax, the Medicare tax on net investment income or any aspects of U.S. state, local or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

•	insurance companies;

•	tax-exempt organizations;

•	financial institutions;

•	brokers or dealers in securities;

•	regulated investment companies;

•	pension plans;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	owners that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment; and

•	certain U.S. expatriates.

In addition, this discussion does not address the tax treatment of partnerships or persons who hold their common stock through partnerships or other entities which are pass-through entities for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our common stock should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock through a partnership or other pass-through entity, as applicable.

Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of our common stock.

Dividends

If we pay distributions on our common stock, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “Gain on Disposition of Common Stock.” Any distributions will also be subject to the discussion below under the heading “FATCA.”

Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States, and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS.

Gain on Disposition of Common Stock

A non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a disposition of our common stock unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and, if an applicable income tax treaty so provides, the gain is attributable to

•	a permanent establishment or fixed base maintained by the non-U.S. holder in the United States; in these cases, the non-U.S. holder will be taxed on a net income basis at the regular graduated rates and in the manner applicable to U.S. persons, and if the non-U.S. holder is a foreign corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

•	the non-U.S. holder is a non-resident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the non-U.S.

holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S.-source capital losses of the non-U.S. holder, if any; or

•	we are or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation” unless our common stock is regularly traded on an established securities market and the non-U.S. holder held no more than 5% of our outstanding common stock, directly or indirectly, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. If we are determined to be a U.S. real property holding corporation and the foregoing exception does not apply, then a purchaser may withhold 10% of the proceeds payable to a non-U.S. holder from a sale of our common stock and the non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rule described above.

Information Reporting and Backup Withholding Tax

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate, currently 28%, with respect to dividends on our common stock. Generally, a holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. holder, or otherwise establishes an exemption. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above under “Dividends”, will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

FATCA

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or disposition of, our common stock if paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, or (iii) the foreign entity is otherwise exempt under FATCA.

Under applicable U.S. Treasury regulations, withholding under FATCA will generally apply (1) to payments of dividends on our common stock and (2) to payments of gross proceeds from a sale or other disposition of our common stock made after December 31, 2016. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of the tax. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

Federal Estate Tax

Common stock owned or treated as owned by an individual who is a non-U.S. holder (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

UNDERWRITING

We, the selling stockholders and Credit Suisse Securities (USA) LLC, or the underwriter, have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, the underwriter has agreed to purchase and the selling stockholders have agreed to sell 12,000,000 shares of common stock.

The underwriter has agreed to purchase the shares of common stock from the selling stockholders at a price of $19.00 per share, which will result in $228.0 million of proceeds to the selling stockholders before expenses. The underwriter may receive from purchasers of the shares normal brokerage commissions in amounts agreed with such purchasers. The underwriter proposes to offer the shares of common stock from time to time for sale in one or more transactions on The NASDAQ Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by the underwriter and subject to the underwriter’s right to reject any order in whole or in part. The underwriter may effect such transactions by selling shares of common stock to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. The underwriter is committed to take and pay for all of the shares being offered, if any are taken.

The underwriter has a one-day option to purchase up to 1,800,000 additional shares of common stock from the selling stockholders at a price of $19.00 per share.

We, the selling stockholders, our officers and directors have agreed with the underwriter, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus continuing through the date 60 days after the date of this prospectus, except with the prior written consent of the underwriter. The transfer restrictions, with certain exceptions, do not apply to:

(a)	the transfer of shares of our common stock (i) as a bona fide gift or gifts, (ii) to any immediate family members of a stockholder or any trust for the direct or indirect benefit of a stockholder or the immediate family of a stockholder, or any limited partnership the partners of which are such stockholder and/or immediate family members of such stockholder, (iii) by will or intestacy, or (iv) to limited or general partners, members, stockholders or affiliates (as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act) of a stockholder or, in the case of a corporation, to a wholly owned subsidiary of a stockholder; provided that, in the case of any transfer or distribution pursuant to this bullet point, each donee, trustee, legatee, heir, distributee or other transferee, as the case may be, must agree in writing to be bound by the transfer restrictions set forth in the lock-up agreement, such transfer or distribution must be a disposition for no value, and no filing under Section 16(a) of the Exchange Act during the 60 days after the date of this prospectus shall be required or voluntarily made in connection with such transfer, distribution, exercise or disposition;

(b)	the exercise of a stockholder’s option to purchase shares of our common stock granted prior to the date of this prospectus under a stock incentive plan or stock purchase plan described in this prospectus, or the disposition to us of such stockholder’s shares of common stock pursuant to any contractual relationship in effect on the date of the underwriting agreement to be entered into by us and the underwriter that provides for such disposition; provided that no filing under Section 16(a) of the Exchange Act during the 60 days after the date of this prospectus shall be required or voluntarily made in connection with such exercise or disposition;

(c)	the transfer of a stockholder’s shares of our common stock acquired on the open market following the date that is 60 days after the date of this prospectus; provided that no filing under Section 16(a) of the Exchange Act during the 60 days after the date of this prospectus shall be required or voluntarily made in connection with such transfer;

(d)

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of our common stock; provided that (A) such plan does not provide for the transfer of shares of our common stock during the 60 days after the date of this prospectus and

(B) any public announcement regarding the establishment of such plan specifies that no transfer of shares of our common stock is permitted during the 60 days after the date of this prospectus; or

(e)	the sale of a stockholder’s shares of our common stock to the underwriter as part of this offering.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “EIGI.”

In connection with the offering, the underwriter may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriter’ option described above may be exercised. The underwriter may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriter must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriter in the open market prior to the completion of the offering.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of our stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. The underwriter is not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on The NASDAQ Global Select Market, in the over-the-counter market or otherwise.

We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $0.9 million.

We have agreed to pay the filing fees incident to, and the fees and disbursements of counsel for the underwriter in connection with, any required review by FINRA in connection with this offering in an amount not to exceed $25,000.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.

Relationships

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter and its affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriter and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us.

The underwriter and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d)	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or the FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong

Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus, the accompanying prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and the underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

LEGAL MATTERS

The validity of the common stock offered by this prospectus supplement has been passed upon by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts. Certain legal matters will be passed upon for the underwriter by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements of Endurance International Group Holdings, Inc. as of December 31, 2013 and 2014, and for each of the three years ended December 31, 2014 and management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2014 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.endurance.com. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below (File No. 001-36131) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed), between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on February 27, 2015;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 from our definitive proxy statement on Schedule 14A filed with the SEC on April 1, 2014;

•	Current Report on Form 8-K filed with the SEC on January 20, 2015; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on October 11, 2013, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Endurance International Group Holdings, Inc.

10 Corporate Drive, Suite 300

Burlington, MA 01803

Attn: Investor Relations

Phone: (781) 852-3200

PROSPECTUS

Endurance International Group Holdings, Inc.

Common Stock

This prospectus relates to the possible resale by certain of our stockholders, whom we refer to in this prospectus as selling stockholders, of shares of common stock from time to time in one or more offerings. This prospectus describes the general terms of the common stock and the general manner in which the shares will be offered by any selling stockholders. Each time that any selling stockholders sell common stock using this prospectus, the selling stockholders will provide the specific terms of the shares in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which the shares will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We will not receive any proceeds from the sale of shares of common stock by any selling stockholders. The selling stockholders identified in the applicable prospectus supplement will pay any underwriting discounts and commissions and transfer taxes incurred by the selling stockholders in disposing of the shares of common stock. We will pay all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel and accountants and fees and expenses of the selling stockholders’ counsel and accountants.

The selling stockholders identified in the applicable prospectus supplement, or their respective pledgees, donees, assignees, transferees or other successors-in-interest, may offer the shares of common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “EIGI.”

Investing in our common stock involves significant risks. See “Risk Factors” on page 2 and any risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 6, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, selling stockholders may from time to time sell shares of common stock described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the common stock the selling stockholders may offer. Each time a selling stockholder sells shares of our common stock under this shelf registration statement, the selling stockholder will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 3 of this prospectus.

We are responsible for the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. Neither we nor the selling stockholders have authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “we,” “our” and “us” refer, collectively, to Endurance International Group Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries.

RISK FACTORS

Investing in our securities involves significant risks. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, including the risk factors set forth in our filings with the SEC that are incorporated by reference herein, including the risk factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, before making an investment decision pursuant to this prospectus and any accompanying prospectus supplement relating to a specific offering.

Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.endurance.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-36131) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed), between the date of this prospectus and the termination of the offering of the securities described in this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on February 27, 2015;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 from our definitive proxy statement on Schedule 14A filed with the SEC on April 1, 2014;

•	Current Report on Form 8-K filed with the SEC on January 20, 2015; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on October 11, 2013, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Endurance International Group Holdings, Inc.

10 Corporate Drive, Suite 300

Burlington, MA 01803

Attn: Investor Relations

Phone: (781) 852-3200

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of historical fact, incorporated by reference in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The words “may,” “believe,” “predict,” “potential,” “continue,” “could,” “should,” “contemplate,” “can,” “estimate,” “intend,” “would,” “project,” “seek,” “target,” “anticipate,” “might,” “plan,” “expect” and similar expressions or the negative of such words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make as a result of a number of important factors. These important factors include our “critical accounting policies and estimates” described in Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” of our most recent Annual Report on Form 10-K and the risk factors set forth in our filings with the SEC that are incorporated by reference herein, including the risk factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, and we expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of any new information, events, circumstances or otherwise.

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

We are a leading provider of cloud-based platform solutions designed to help small and medium-sized businesses, or SMBs, succeed online. Leveraging our proprietary technology platform, we serve approximately 4.1 million subscribers globally with a comprehensive and integrated suite of over 150 products and services that help SMBs get online, get found and grow their businesses. The products and services available on our platform include domains, website builders, web hosting, email, security, storage, site backup, search engine optimization and search engine marketing, social media services, website analytics, mobile device tools and productivity and e-commerce solutions.

Our principal executive offices are located at 10 Corporate Drive, Burlington, MA 01803, and our telephone number is (781) 852-3200.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock by any selling stockholders. The selling stockholders identified in the applicable prospectus supplement will pay any underwriting discounts and commissions and transfer taxes incurred by the selling stockholders in disposing of the shares of common stock. We will pay all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel and accountants and fees and expenses of the selling stockholders’ counsel and accountants.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only. This description is based upon, and is qualified by reference to, our restated certificate of incorporation, our amended and restated bylaws and applicable provisions of Delaware corporate law. This summary is not complete. You should read our restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Our authorized capital stock consists of 500,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of February 27, 2015, 132,371,246 shares of common stock were outstanding, and no shares of preferred stock were outstanding.

Common Stock

Annual Meeting. Annual meetings of our stockholders are held on the date designated in accordance with our amended and restated bylaws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person, by means of remote communication in a manner, if any, authorized by our board of directors in its sole discretion, or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. For so long as Warburg Pincus LLC, whom we refer to as Warburg Pincus, or Goldman, Sachs & Co., whom we refer to as Goldman Sachs, or in either case, any affiliate thereof, collectively own shares of our capital stock representing at least a majority of votes that all the stockholders would be entitled to cast in any annual election of directors or class of directors, special meetings of our stockholders may be called only by the affirmative vote of the holders of a majority of the votes that all the stockholders would be entitled to cast in any annual election of directors or class of directors or by our board of directors. At all other times, special meetings of stockholders for any purpose or purposes may be called at any time by only our board of directors, the chairman of our board of directors or our chief executive officer. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Except as may be otherwise provided by applicable law, our restated certificate of incorporation or our amended and restated bylaws, all elections shall be decided by a plurality, and all other questions shall be decided by a majority, of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present.

Voting Rights. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights.

Dividends. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

Liquidation and Dissolution. In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Other Rights. Holders of common stock have no preemptive, subscription, redemption or conversion rights.

Transfer Agent and Registrar. American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

NASDAQ Global Select Market. Our common stock is listed on The NASDAQ Global Select Market under the symbol “EIGI.”

Preferred Stock

Under the terms of our restated certificate of incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. We have no present plans to issue any shares of preferred stock.

Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of The NASDAQ Global Market. We may utilize these additional shares for a variety of corporate purposes, including for future public offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a controlling interest in our company by means of a merger, tender offer, proxy contest or otherwise. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Registration Rights Agreement

We entered into a second amended and restated registration rights agreement, dated October 24, 2013, or the registration rights agreement, with certain holders of our common stock, pursuant to which we have agreed to register the sale of shares of our common stock under specified circumstances. The material terms of the registration rights agreement, a copy of which has been filed as an exhibit to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014 and incorporated herein by reference, are described below.

Under the registration rights agreement, we may be required by investment funds and entities affiliated with either Warburg Pincus or Goldman Sachs to register all or part of their shares of common stock in accordance with the Securities Act and the registration rights agreement. The net aggregate offering price of shares that investment funds and entities affiliated with either Warburg Pincus or Goldman Sachs propose to sell in any underwritten offering must be at least $50,000,000, or such holder must propose to sell all of such holder’s shares if the net aggregate offering price of such shares is less than $50,000,000. We are not obligated to effect more than three demand registrations at the request of investment funds and entities affiliated with Warburg Pincus and one demand registration at the request of investment funds and entities affiliated with Goldman Sachs, or effect more than one marketed underwritten offering in any consecutive 90-day period without the consent of investment funds and entities affiliated with either Warburg Pincus or Goldman Sachs. There is no limitation on the number of unmarketed underwritten offerings that we may be obligated to effect at the request of investment funds and entities affiliated with either Warburg Pincus or Goldman Sachs. We have specified rights to delay the filing or initial effectiveness of, or suspend the use of, any registration statement filed or to be filed in connection with an exercise of a holder’s demand registration rights.

In addition, if we propose to file a registration statement under the Securities Act with respect to specified offerings of shares of our common stock, we must allow holders of registration rights to include their shares in that registration, subject to specified conditions and limitations.

These registration rights are subject to specified conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and our right to delay a registration statement under specified circumstances. Pursuant to the registration rights agreement, we are required to pay all registration expenses and indemnify each participating holder with respect to each registration of registrable shares that is effected.

Stockholders Agreement

We entered into a stockholders agreement, dated October 24, 2013, or the stockholders agreement, with certain holders of our common stock, including investment funds and entities affiliated with Warburg Pincus and Goldman Sachs. The stockholders agreement contains agreements among the parties with respect to the election of our directors, certain restrictions on the issuance and transfer of shares and certain corporate governance matters. The material terms of the stockholders agreement, a copy of which has been filed as an exhibit to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014 and incorporated herein by reference, are described below.

Director Designees; Chairman. Under the terms of the stockholders agreement, investment funds and entities affiliated with Warburg Pincus are entitled to designate up to:

•	four directors for election to our board of directors for so long as certain investment funds and entities affiliated with Warburg Pincus hold an aggregate of at least 32,339,279 shares of our common stock, which represents 50% or more of the shares of our common stock that they held immediately following the closing of our initial public offering;

•	three directors for election to our board of directors for so long as certain investment funds and entities affiliated with Warburg Pincus hold an aggregate of at least 16,169,640 shares of our common stock, which represents 25% or more of the shares of our common stock that they held immediately following the closing of our initial public offering; and

•	one director for election to our board of directors for so long as certain investment funds and entities affiliated with Warburg Pincus hold an aggregate of at least 8,084,820 shares of our common stock, which represents 12.5% or more of the shares of our common stock that they held immediately following the closing of our initial public offering.

In addition, investment funds and entities affiliated with Goldman Sachs are entitled to designate up to one director to our board of directors for so long as investment funds and entities affiliated with Goldman Sachs hold an aggregate of at least 5,213,194 shares of our common stock, which represents 25% or more of the shares of our common stock that they held immediately following the closing of our initial public offering.

For so long as investment funds and entities affiliated with Warburg Pincus are entitled to designate at least three directors to our board of directors, the directors designated by investment funds and entities affiliated with Warburg Pincus will be entitled to designate the chairman of our board of directors.

Removal of Directors. Any director designated by investment funds and entities affiliated with either Warburg Pincus or Goldman Sachs may be removed with or without cause only by investment funds and entities affiliated with either Warburg Pincus or Goldman Sachs, respectively.

Quorum. For so long as investment funds and entities affiliated with Warburg Pincus have the right to designate at least one director for election to our board of directors and for so long as investment funds and entities affiliated with Goldman Sachs have the right to designate at least one director for election to our board of directors, in each case, a quorum of our board of directors will not exist without at least one director designee of each of Warburg Pincus and Goldman Sachs present at such meeting; provided that if a meeting of our board of directors fails to achieve a quorum due to the absence of a director designee of Warburg Pincus or Goldman Sachs, as applicable, the presence of at least one director designee of Warburg Pincus or Goldman Sachs, as applicable, will not be required in order for a quorum to exist at the next meeting of our board of directors.

Transfer Restrictions. Until December 22, 2016, and except for transfers to permitted transferees, any transfer of our shares of common stock by investment funds and entities affiliated with either Warburg Pincus or Goldman Sachs will require the prior written consent of each of the investment funds and entities affiliated with either Warburg Pincus or Goldman Sachs that have the right to designate at least one director for election to our board of directors.

Approval Rights. For so long as investment funds and entities affiliated with Warburg Pincus have the right to designate at least three directors for election to our board of directors, in addition to any other vote required by applicable law, certain actions required or permitted to be taken by our stockholders and certain specified corporate transactions may be effected only with the affirmative vote of 75% of our board of directors, including:

•	acquisitions or business combination transactions involving any other entity with an enterprise value in excess of $200 million in the aggregate;

•	mergers or other business combinations or other transactions involving a sale of all or substantially all of our and our subsidiaries’ assets or a “change in control” under our indebtedness documents;

•	dispositions of our or our subsidiaries’ assets with a value in excess of $200 million, other than sales of inventory or products in the ordinary course of business;

•	any change in the size of our board of directors;

•	any amendment to our restated certificate of incorporation or our amended and restated bylaws;

•	any termination of our chief executive officer or designation of a new chief executive officer;

•	any change in the composition of any committee of our board of directors;

•	except for ordinary course compensation arrangements, entering into, or modifying, any arrangements with one of our executive officers or any of our or our executive officers’ affiliates or associates;

•	issuance of additional shares of our or our subsidiaries’ capital stock, subject to certain limited exceptions;

•	incurrence of indebtedness, in a single transaction or a series of related transactions, that exceeds five times consolidated EBITDA, as defined in our Third Amended and Restated Credit Agreement, dated November 25, 2013, by and among us, EIG Investors Corp., as borrower, the lenders party thereto, and Credit Suisse AG, as administrative agent, as amended or restated from time to time, which we refer to as the Credit Agreement, for the preceding 12 months, subject to certain exceptions; and

•	any amendment to the definition of consolidated EBITDA in the Credit Agreement.

For so long as investment funds and entities affiliated with Goldman Sachs have the right to designate one director for election to our board of directors, the approval of the director designated by investment funds and entities affiliated with Goldman Sachs will be required for amendments to certain agreements with us if such amendments are disproportionately favorable to investment funds and entities affiliated with Warburg Pincus as compared to investment funds and entities affiliated with Goldman Sachs.

Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law That May Have Anti-Takeover Effects

Stockholder Action. Our restated certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be taken at a duly called annual or special meeting of such stockholders and may not be taken by any consent in writing by such stockholders. For so long as investment funds and entities affiliated with either Warburg Pincus or Goldman Sachs, collectively, hold a majority of our outstanding capital stock, however, a meeting and vote of stockholders may be dispensed with, and the action may be taken without prior notice and without such meeting and vote if a written consent is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at the meeting of stockholders.

Special Meeting of Stockholders. Our restated certificate of incorporation and amended and restated bylaws provide that, except as otherwise required by law, special meetings of our stockholders can only be called by our chairman of the board, our chief executive officer or our board of directors. For so long as investment funds and entities affiliated with either Warburg Pincus or Goldman Sachs, collectively, hold a majority of our outstanding capital stock, however, special meetings of our stockholders may be called by the affirmative vote of the holders of a majority of our outstanding voting stock.

Stockholder Nomination of Directors. Our amended and restated bylaws provide that a stockholder must notify us in writing of any stockholder nomination of a director not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, that if the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of (x) the 90th day prior to the date of such meeting and (y) the 10th day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. These requirements do not apply to any directors entitled to be elected by the holders of preferred stock, any directors elected in accordance with our bylaws by the board of directors to fill a vacancy or newly-created directorship, or any directors designated pursuant to the terms of the stockholders agreement.

Supermajority Voting. The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. For so long as investment funds and entities affiliated with Warburg Pincus have the right to designate at least three directors for election to our board of directors, the affirmative vote of 75% our board of directors is required to amend our restated certificate of incorporation and our amended and restated bylaws or enter into certain specified corporate transactions, in addition to any other vote required by applicable law.

Staggered Board; Removal of Directors. Our restated certificate of incorporation and our amended and restated bylaws divide our board of directors into three classes with staggered three-year terms. In addition, a director may be removed by stockholders only for cause by the affirmative vote of the holders of at least 75% of the votes that all of our stockholders would be entitled to cast in an annual election of directors; provided that any director designated by investment funds and entities affiliated with either Warburg Pincus or Goldman Sachs may be removed with or without cause only by investment funds and entities affiliated with either Warburg Pincus or Goldman Sachs, respectively, and for so long as investment funds and entities affiliated with either Warburg Pincus or Goldman Sachs, collectively, hold at least a majority of our outstanding capital stock, our directors, other than a director designated by investment funds and entities affiliated with either Warburg Pincus or Goldman Sachs, may be removed with or without cause by the affirmative vote of the holders of a majority of our outstanding capital stock. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office; provided that for so long as investment funds and entities affiliated with either Warburg Pincus or Goldman Sachs have the right to designate at least one director for election to our board of directors, any vacancies will be filled in accordance with the designation provisions set forth in the stockholders agreement.

The classification of our board of directors and the limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

Choice of Forum. Our restated certificate of incorporation provides that the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, our restated certificate of incorporation or our amended and restated bylaws, or any action asserting a claim against us that is governed by the internal affairs doctrine. The enforceability of choice of forum provisions has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Delaware Law. We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Since the investment funds and entities affiliated with Warburg Pincus and Goldman Sachs became holders of more than 15% of our outstanding common stock in a transaction that was approved by our Board of Directors, the restrictions of Section 203 of the Delaware General Corporation law would not apply to a business combination transaction with any investment funds or entities affiliated with either Warburg Pincus or Goldman Sachs. In addition, our restated certificate of incorporation expressly exempts investment funds and entities affiliated with either Warburg Pincus or Goldman Sachs from the applicability of Section 203 of the Delaware General Corporation Law.

Corporate Opportunities

To the fullest extent permitted by law, we have, on behalf of ourselves, our subsidiaries and our and their respective stockholders, renounced any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity that may be presented to Warburg Pincus, Goldman Sachs or any of their respective affiliates, partners, principals, directors, officers, members, managers, employees or other representatives, and no such person has any duty to communicate or offer such business opportunity to us or any of our subsidiaries. Further, no such person shall be liable to us or any of our subsidiaries or any of our or its stockholders for breach of any duty, as a director or officer or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to us or our subsidiaries. This exculpation from liability does not apply, in the case of any such person who is a director or officer of ours, where such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of ours.

Limitation of Liability and Indemnification of Directors and Officers

Our restated certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for voting or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our restated certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

We have also entered into indemnification agreements with all of our directors and executive officers. These indemnification agreements require us, among other things, to indemnify each such director and executive officer for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as one of our directors. In addition, our employment agreements with our chief executive officer, Hari Ravichandran, and our chief financial officer, Tivanka Ellawala, require us to indemnify them to the fullest extent permitted by applicable law, other than in connection with their gross negligence or willful misconduct, for liability with regard to their activities on our behalf.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Certain of our non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of our board of directors. We have agreed that we will be the indemnitor of “first resort,” however, with respect to any claims against these directors for indemnification claims that are indemnifiable by both us and their employers. Accordingly, to the extent that indemnification is permissible under applicable law, we will have full liability for such claims (including for the advancement of any expenses) and we have waived all related rights of contribution, subrogation or other recovery that we might otherwise have against these directors’ employers.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale by certain of our stockholders of shares of common stock from time to time in one or more offerings.

We do not know when or in what amounts the selling stockholders may offer shares of our common stock for sale or which selling stockholders will participate in any such offering. Information about the selling stockholders, where applicable, including their identities, the nature of any position, office or other material relationship which the selling stockholders will have had during the prior three years with us or any of our predecessors or affiliates, the number of shares of common stock owned by the selling stockholders prior to the offering, the number of shares of common stock to be offered for the selling stockholder’s account, and the number of shares of common stock and (if one percent or more) the percentage of such class of securities to be owned by the selling stockholders after completion of the offering, will be set forth in an applicable prospectus supplement, in an amendment to the registration statement of which this prospectus is a part or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus. See “Incorporation by Reference” and “Where You Can Find More Information.”

The selling stockholders may not sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offered for resale by such selling stockholders as set forth above. However, the selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

The selling stockholders, and their pledgees, donees, transferees or other successors in interest, may offer and sell the shares of common stock being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers in negotiated sales or competitively bid transactions;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

The selling stockholders may also sell their shares of common stock in accordance with Rule 144 under the Securities Act, or any other available exemption, rather than by use of this prospectus.

In addition, any selling stockholder may enter into option, share lending or other types of transactions that require such selling stockholder to deliver shares of our common stock to an underwriter, broker or dealer, who will then resell or transfer the shares under this prospectus. Any selling stockholder may enter into hedging transactions with respect to our shares of common stock. For example, such selling stockholder may:

•	enter into transactions involving short sales of shares by underwriters, brokers or dealers;

•	sell shares short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver the shares to an underwriter, broker or dealer, who will then resell or transfer the shares under this prospectus; or at prices related to such prevailing market prices; or

•	loan or pledge the shares to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

The applicable prospectus supplement will state the manner and terms of the offering of the shares of common stock, including:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the shares;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

If any selling stockholders use underwriters or dealers in the sale, the shares will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

If underwriters are used in the sale of any shares of common stock, the shares may be offered either to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the shares will be subject to certain conditions precedent. If an offering is on a firm-commitment basis, the underwriters will be obligated to purchase all of the shares if they purchase any of the shares.

Underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Rule 104 of Regulation M permits stabilizing bids to purchase the shares being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered shares in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered shares by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered shares to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

If indicated in an applicable prospectus supplement, the selling stockholders may sell shares of common stock through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the shares and any commissions that any selling stockholders pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. Any selling stockholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase securities at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions any selling stockholders pay for solicitation of these delayed delivery contracts.

The selling stockholders may be deemed to be underwriters as defined in the Securities Act. In addition, the agents, underwriters and other third parties described above that participate in the distribution of the securities may be deemed to be underwriters. Agents, underwriters and other third parties described above may be entitled to indemnification by us and by any selling stockholder against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or any selling stockholder in the ordinary course of business.

The selling stockholders may sell the offered shares to one or more purchasers directly, in which case no underwriters or agents would be involved.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “EIGI.” Any underwriters to whom shares are sold by any selling stockholder for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

There can be no assurance that the selling stockholders will sell all or any of the shares of common stock offered by this prospectus.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the common stock in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements of Endurance International Group Holdings, Inc. as of December 31, 2013 and 2014 and for each of the three years ended December 31, 2014 and management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2014 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

12,000,000 Shares

Common Stock

Credit Suisse

March 6, 2015